UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

Stoneridge, Inc. (Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio		44484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

On October 9, 2009, Stoneridge, Inc. (the “Company”) entered into an Asset Purchase and Contribution Agreement (the “Purchase Agreement”) with Bolton Conductive Systems LLC (“Old BCS”), Martin Kochis, Joseph Malecke, Bolton Investments LLC, William Bolton and New Bolton Conductive Systems (“New BCS”).  After the transaction closed, New BCS changed its name to Bolton Conductive Systems, LLC and will continue the business of Old BCS.  Bolton Conductive Systems, LLC designs and manufactures a wide variety of electrical solutions for the military, automotive, and marine and specialty vehicle markets and is based in Walled Lake, Michigan.  Pursuant to the Purchase Agreement, the Company acquired a 51% membership interest in New BCS in exchange for contributing $5,865,000, subject to certain post closing adjustments.  The Company may be required to make additional capital contributions to New BCS for its 51% membership interest based on New BCS achieving financial performance targets as defined by the Purchase Agreement.  The additional capital contributions of a maximum of $3.2 million each in 2011, 2012 and 2013 are contingent upon New BCS achieving profitability targets based on earnings before interest, income taxes, depreciation and amortization in the years 2010, 2011 and 2012, respectively. In addition, the Company may be required to make additional capital contributions to New BCS of $450,000 in 2011 and $500,000 in 2012 based on New BCS achieving annual revenue targets in 2010 and 2011, respectively. Pursuant to the Purchase Agreement, Old BCS will contribute and sell substantially all of its assets (except for certain retained assets as set forth in the Purchase Agreement) to New BCS in exchange for a 49% membership interest in New BCS and the assumption by New BCS of certain of Old BCS’s liabilities.  The Purchase Agreement provides the Company with the option to purchase the remaining 49% interest in New BCS in 2013 at a price determined in accordance with the Purchase Agreement.  If the Company does not exercise this option then Old BCS has the option in 2014 to purchase the Company’s 51% interest in New BCS at a price determined in accordance with the Purchase Agreement or to put New BCS up for sale.  This transaction closed on October 13, 2009.

On October 9, 2009, the Company entered into Amendment No. 3 (“Amendment 3”) to the Credit and Security Agreement dated as of November 2, 2007 (the “Credit Agreement”) by and among the Company and certain of its subsidiaries as Borrowers, National City Business Credit, Inc., as Agent, and the financial institutions named therein, as lenders.   Amendment 3 enables the Company to acquire the 51% equity interest in New BCS and have an option to purchase the remaining 49% of New BCS, as described above, with New BCS being excluded from certain restrictive covenants in the Credit Agreement applicable to subsidiaries.  In addition, Amendment 3 redefines certain foreign subsidiaries of the Company as non-borrowers and permits certain internal transactions that will facilitate the implementation of a more efficient cash management structure.

ITEM 9.01    Financial Statements and Exhibits

On October 13, 2009, the Company issued a press release announcing the entry into the Purchase Agreement described in Item 1.01, above.  A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: October 15, 2009	/s/ GEORGE E. STRICKLER
George E. Strickler, Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)